Exhibit 16.1

November 26, 2008

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read HydroGen Corporation’s statements included under Item 4.01 of its Form 8-K filed on November 26, 2008, and we agree with such statements concerning our firm.

/S/ McGladrey & Pullen, LLP